Exhibit 99

News Release	Contact:	Cindy Anderson (Media)
571-550-1814
cindy.anderson@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports Third Quarter 2024 Financial Results
•Net awards of $11.7 billion; record backlog of $85 billion
•Q3 sales of $10.0 billion; year to date sales up 6 percent
•Operating margin rate of 11.2 percent; segment operating margin rate1 of 11.5 percent
•Diluted earnings per share increase 13 percent to $7.00
•Company raises lower end of 2024 segment operating income1 guidance and increases MTM-adjusted EPS1 guidance by 75 cents to $25.65 - $26.05
FALLS CHURCH, Va. – October 24, 2024 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2024 sales increased 2 percent to $10.0 billion, as compared with $9.8 billion in the third quarter of 2023. Third quarter 2024 sales reflect continued strong demand for our products and services. Third quarter 2024 net earnings totaled $1.0 billion, or $7.00 per diluted share, as compared with $937 million, or $6.18 per diluted share, in the third quarter of 2023.
“Based on the strength of our year-to-date results and our positive outlook for the future, we are once again raising our 2024 guidance. Sales remain on target for 5% growth this year and the deliberate actions we are taking to improve margin rates have resulted in further expansion this quarter,” said Kathy Warden, chair, chief executive officer and president. “With our investments to create capacity and focus on performance, we continue to deliver value for our customers and our shareholders. As we look toward 2025, our outlook includes continued top line growth, margin rate expansion and greater than 20% free cash flow growth.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2024	2023	Change	2024	2023	Change
Sales
Aeronautics Systems	$2,878	$2,766	4%	$8,810	$7,876	12%
Defense Systems	2,084	2,050	2%	6,227	6,058	3%
Mission Systems	2,823	2,628	7%	8,255	7,832	5%
Space Systems	2,870	2,953	(3%)	9,021	8,775	3%
Intersegment eliminations	(659)	(622)		(1,966)	(1,889)
Total sales	9,996	9,775	2%	30,347	28,652	6%
Operating income
Aeronautics Systems	298	283	5%	890	798	12%
Defense Systems	196	201	(2%)	614	605	1%
Mission Systems	390	386	1%	1,129	1,147	(2%)
Space Systems	345	302	14%	979	840	17%
Intersegment eliminations	(83)	(83)		(261)	(247)
Segment operating income[1]	1,146	1,089	5%	3,351	3,143	7%
Segment operating margin rate[1]	11.5%	11.1%	40 bps	11.0%	11.0%	— bps
FAS/CAS operating adjustment	20	(20)	NM	32	(62)	NM
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(23)	(31)	(26%)	(72)	(92)	(22%)
Other unallocated corporate expense	(23)	(22)	5%	(30)	(59)	(49%)
Unallocated corporate expense	(46)	(53)	(13%)	(102)	(151)	(32%)
Total operating income	$1,120	$1,016	10%	$3,281	$2,930	12%
Operating margin rate	11.2%	10.4%	80 bps	10.8%	10.2%	60 bps
Interest expense	(161)	(141)	14%	(461)	(417)	11%
Non-operating FAS pension benefit	168	132	27%	503	397	27%
Other, net	61	111	(45%)	142	193	(26%)
Earnings before income taxes	1,188	1,118	6%	3,465	3,103	12%
Federal and foreign income tax expense	162	181	(10%)	555	512	8%
Effective income tax rate	13.6%	16.2%	(260) bps	16.0%	16.5%	(50) bps
Net earnings	$1,026	$937	9%	$2,910	$2,591	12%
Diluted earnings per share	7.00	6.18	13%	19.69	17.00	16%
Weighted-average diluted shares outstanding, in millions	146.5	151.7	(3%)	147.8	152.4	(3%)
Net cash provided by operating activities	$1,091	$1,228	(11%)	$1,810	$1,445	25%
Capital expenditures	(361)	(359)	1%	(951)	(972)	(2%)
Free cash flow[1]	$730	$869	(16%)	$859	$473	82%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Sales
Third quarter 2024 sales increased $221 million, or 2 percent, due to higher sales at Mission Systems, Aeronautics Systems and Defense Systems, partially offset by lower sales at Space Systems largely driven by a reduction of $224 million associated with wind-down of our work on the restricted space and NGI programs, as previously disclosed. Third quarter 2024 sales reflect continued strong demand for our products and services.
Operating Income and Margin Rate
Third quarter 2024 operating income increased $104 million, or 10 percent, primarily due to $57 million of higher segment operating income1 and a $40 million increase in the FAS/CAS operating adjustment. Operating margin rate increased to 11.2 percent from 10.4 percent primarily due to benefits associated with the FAS/CAS operating adjustment and a higher segment operating margin rate1.
Segment Operating Income and Margin Rate1
Third quarter 2024 segment operating income1 increased $57 million, or 5 percent, primarily due to a higher segment operating margin rate1 and higher sales. Segment operating margin rate1 increased to 11.5 percent and reflects higher operating margin rates at Space Systems and Aeronautics Systems, partially offset by lower operating margin rates at Mission Systems and Defense Systems.
Federal and Foreign Income Taxes
The company’s third quarter 2024 effective tax rate (ETR) decreased to 13.6 percent from 16.2 percent in the prior year period principally driven by a net reduction in tax reserves largely due to a recent federal court decision, partially offset by higher interest expense on unrecognized tax benefits.
Net Earnings and Diluted EPS
Third quarter 2024 net earnings increased $89 million, or 9 percent, primarily due to $104 million of higher operating income, a $36 million increase in the non-operating FAS pension benefit and a lower effective tax rate, partially offset by a $97 million gain recognized in the prior year upon the sale of a minority investment. Third quarter 2024 diluted earnings per share increased 13 percent, reflecting a 9 percent increase in net earnings and a 3 percent reduction in weighted-average diluted shares outstanding.
Cash Flows
Third quarter 2024 cash provided by operating activities decreased $137 million and third quarter 2024 free cash flow1 decreased $139 million principally due to higher net federal tax payments.
Awards and Backlog
Third quarter 2024 net awards totaled $11.7 billion and backlog totaled $84.8 billion. Significant third quarter new awards include $2.7 billion for restricted programs (primarily at Mission Systems, Aeronautics Systems, and Space Systems), $1.6 billion for E-2 and $0.7 billion for certain military ammunition programs.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	4

Segment Operating Results
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. This realignment is reflected in the accompanying financial information. Recast financial information for certain prior periods is presented in Schedule 6 of this release.

AERONAUTICS SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,878	$2,766	4%	$8,810	$7,876	12%
Operating income	298	283	5%	890	798	12%
Operating margin rate	10.4%	10.2%		10.1%	10.1%
Sales
Third quarter 2024 sales increased $112 million, or 4 percent, primarily due to higher F-35 production volume largely driven by the timing of materials, increased E-2 fleet sustainment and modernization work, higher Triton LRIP production volume and an increase in Global Hawk sustainment activities. These increases were partially offset by lower restricted sales.
Operating Income
Third quarter 2024 operating income increased $15 million, or 5 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.4 percent from 10.2 percent principally due to higher net EAC adjustments, largely driven by improved performance and cost efficiencies on certain mature production programs.

DEFENSE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,084	$2,050	2%	$6,227	$6,058	3%
Operating income	196	201	(2)%	614	605	1%
Operating margin rate	9.4%	9.8%		9.9%	10.0%
Sales
Third quarter 2024 sales increased $34 million, or 2 percent, primarily due to higher volume on the Sentinel program, ramp-up on the Stand-in Attack Weapon (SiAW) program and higher volume on certain military ammunition programs. These increases were partially offset by lower volume due to the completion of an international training program and lower volume on the Special Electronic Mission Aircraft (SEMA) program as that program nears completion.
Operating Income
Third quarter 2024 operating income decreased $5 million, or 2 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 9.4 percent from 9.8 percent principally due to lower net EAC adjustments and changes in contract mix.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	5

MISSION SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,823	$2,628	7%	$8,255	$7,832	5%
Operating income	390	386	1%	1,129	1,147	(2)%
Operating margin rate	13.8%	14.7%		13.7%	14.6%
Sales
Third quarter 2024 sales increased $195 million, or 7 percent, primarily due to higher volume on restricted advanced microelectronics and technology programs, increased marine systems sales due, in part, to the timing of materials, and higher Ground/Air Task Oriented Radar (G/ATOR) volume due to continued ramp-up on full-rate production (FRP) awards.
Operating Income
Third quarter 2024 operating income increased $4 million, or 1 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 13.8 percent from 14.7 percent primarily due to lower net EAC adjustments and changes in contract mix toward more cost-type content.

SPACE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,870	$2,953	(3)%	$9,021	$8,775	3%
Operating income	345	302	14%	979	840	17%
Operating margin rate	12.0%	10.2%		10.9%	9.6%
Sales
Third quarter 2024 sales decreased $83 million, or 3 percent, primarily due to wind-down of our work on the restricted space and NGI programs, which reduced sales by $224 million. This reduction was partially offset by a $129 million increase on Space Development Agency (SDA) satellite programs and higher sales across our remaining restricted space portfolio.
Operating Income
Third quarter 2024 operating income increased $43 million, or 14 percent, due to a higher operating margin rate, which more than offset lower sales. Operating margin rate increased to 12.0 percent from 10.2 percent principally due to an improvement in net EAC adjustments, partially offset by a $16 million benefit in the prior year from insurance recoveries in our commercial space business.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2024 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2024 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2024 and beyond do not reflect impacts on the company from, any potential continuing resolution, government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2024 Guidance
($ in millions, except per share amounts)	As of 10/24/2024
Sales	$41,000 — $41,400

Segment operating income[1]	$4,525 — $4,575
Prior: $4,500 — $4,575
MTM-adjusted EPS[1]	$25.65 — $26.05
Prior: $24.90 — $25.30
Free cash flow[1]	$2,250 — $2,650

2024 Segment Guidance
As of 10/24/2024
	Sales ($B)	OM Rate %
Aeronautics Systems	~$12	~10%
	Prior: High $11	Prior: Mid to High 9%
Defense Systems	High $8	~10%
Prior: ~$9
Mission Systems	Mid $11	High 13%
Prior: Low to Mid 14%
Space Systems	Mid to High $11	Mid to High 10%
Prior: Low 10%
Intersegment Eliminations	~($2.7)	Low 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on October 24, 2024. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2023, and from time to time in our other filings with the SEC. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	8

•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•environmental matters, including climate change, unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•impacts related to health epidemics and pandemics and similar outbreaks
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	9

•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	10

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2024	2023	2024	2023
Sales
Product	$7,939	$7,678	$24,117	$22,390
Service	2,057	2,097	6,230	6,262
Total sales	9,996	9,775	30,347	28,652
Operating costs and expenses
Product	6,280	6,135	19,079	17,738
Service	1,610	1,599	4,838	4,848
General and administrative expenses	986	1,025	3,149	3,136
Total operating costs and expenses	8,876	8,759	27,066	25,722
Operating income	1,120	1,016	3,281	2,930
Other (expense) income
Interest expense	(161)	(141)	(461)	(417)
Non-operating FAS pension benefit	168	132	503	397
Other, net	61	111	142	193
Earnings before income taxes	1,188	1,118	3,465	3,103
Federal and foreign income tax expense	162	181	555	512
Net earnings	$1,026	$937	$2,910	$2,591

Basic earnings per share	$7.02	$6.20	$19.73	$17.07
Weighted-average common shares outstanding, in millions	146.2	151.2	147.5	151.8
Diluted earnings per share	$7.00	$6.18	$19.69	$17.00
Weighted-average diluted shares outstanding, in millions	146.5	151.7	147.8	152.4

Net earnings (from above)	$1,026	$937	$2,910	$2,591
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	2	6	2	11
Change in other, net	8	(3)	(10)	(5)
Other comprehensive income (loss), net of tax	10	3	(8)	6
Comprehensive income	$1,036	$940	$2,902	$2,597

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	11

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$3,326	$3,109
Accounts receivable, net	1,609	1,454
Unbilled receivables, net	6,518	5,693
Inventoried costs, net	1,646	1,109
Prepaid expenses and other current assets	1,233	2,341
Total current assets	14,332	13,706
Property, plant and equipment, net of accumulated depreciation of $8,517 for 2024 and $7,964 for 2023	10,078	9,653
Operating lease right-of-use assets	1,779	1,818
Goodwill	17,517	17,517
Intangible assets, net	268	305
Deferred tax assets	1,407	1,020
Other non-current assets	2,908	2,525
Total assets	$48,289	$46,544

Liabilities
Trade accounts payable	$2,518	$2,110
Accrued employee compensation	1,924	2,251
Advance payments and billings in excess of costs incurred	3,157	4,193
Other current liabilities	5,502	3,388
Total current liabilities	13,101	11,942
Long-term debt, net of current portion of $1,589 for 2024 and $70 for 2023	14,689	13,786
Pension and other postretirement benefit plan liabilities	1,186	1,290
Operating lease liabilities	1,821	1,892
Other non-current liabilities	2,744	2,839
Total liabilities	33,541	31,749

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2024—145,813,599 and 2023—150,109,271	146	150
Paid-in capital	—	—
Retained earnings	14,738	14,773
Accumulated other comprehensive loss	(136)	(128)
Total shareholders’ equity	14,748	14,795
Total liabilities and shareholders’ equity	$48,289	$46,544

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	12

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2024	2023
Operating activities
Net earnings	$2,910	$2,591
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	956	938
Stock-based compensation	72	64
Deferred income taxes	(387)	(298)
Net periodic pension and OPB income	(339)	(230)
Pension and OPB contributions	(93)	(108)
Changes in assets and liabilities:
Accounts receivable, net	(155)	(256)
Unbilled receivables, net	(825)	(287)
Inventoried costs, net	(542)	(396)
Prepaid expenses and other assets	(15)	(127)
Accounts payable and other liabilities	(915)	(443)
Income taxes payable, net	1,106	40
Other, net	37	(43)
Net cash provided by operating activities	1,810	1,445

Investing activities
Capital expenditures	(951)	(972)
Proceeds from sale of minority investment	—	157
Other, net	—	3
Net cash used in investing activities	(951)	(812)

Financing activities
Net proceeds from issuance of long-term debt	2,495	1,995
Payments of long-term debt	—	(1,050)
Common stock repurchases	(2,073)	(1,154)
Cash dividends paid	(887)	(834)
Payments of employee taxes withheld from share-based awards	(57)	(51)
Other, net	(120)	(34)
Net cash used in financing activities	(642)	(1,128)
Increase (decrease) in cash and cash equivalents	217	(495)
Cash and cash equivalents, beginning of year	3,109	2,577
Cash and cash equivalents, end of period	$3,326	$2,082

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	13

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2024			December 31, 2023	% Change in 2024
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$10,018	$8,541	$18,559	$19,583	(5)%
Defense Systems	10,171	17,398	27,569	20,198	36%
Mission Systems	11,625	5,256	16,881	16,108	5%
Space Systems[3]	7,854	13,937	21,791	28,341	(23)%
Total backlog	$39,668	$45,132	$84,800	$84,230	1%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.
3
During the first quarter of 2024, the company reduced unfunded backlog by $1.6 billion related to a termination for convenience in our restricted space business. During the second quarter of 2024, the company reduced unfunded backlog by $0.7 billion related to a termination for convenience on the Next Generation Interceptor (NGI) program at Space Systems.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	14

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2024	2023	2024	2023
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$20	$(20)	$32	$(62)
Non-operating FAS pension benefit	168	132	503	397
Total net FAS/CAS pension adjustment	188	112	535	335
Tax effect[1]	(47)	(28)	(135)	(84)
After-tax impact	$141	$84	$400	$251
Weighted-average diluted shares outstanding, in millions	146.5	151.7	147.8	152.4
Per share impact	$0.96	$0.55	$2.71	$1.65

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(23)	$(31)	$(72)	$(92)
Tax effect[1]	6	8	18	23
After-tax impact	$(17)	$(23)	$(54)	$(69)
Weighted-average diluted shares outstanding, in millions	146.5	151.7	147.8	152.4
Per share impact	$(0.12)	$(0.15)	$(0.37)	$(0.45)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	15

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
RECAST SEGMENT SALES AND OPERATING INCOME
(Unaudited)

	SALES
	2022	2023					2024
	Total	Three Months Ended				Total	Three Months Ended
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Mar 31	Jun 30
AS REPORTED[2]
Aeronautics Systems	$10,531	$2,515	$2,595	$2,766	$2,910	$10,786	$2,969	$2,963
Defense Systems	5,579	1,376	1,420	1,421	1,645	5,862	1,412	1,513
Mission Systems	10,396	2,563	2,641	2,628	3,063	10,895	2,659	2,773
Space Systems	12,275	3,350	3,488	3,506	3,602	13,946	3,655	3,573
Intersegment eliminations	(2,179)	(503)	(568)	(546)	(582)	(2,199)	(562)	(604)
Total	$36,602	$9,301	$9,576	$9,775	$10,638	$39,290	$10,133	$10,218

REALIGNED[3]
Aeronautics Systems	$10,531	$2,515	$2,595	$2,766	$2,910	$10,786	$2,969	$2,963
Defense Systems	7,629	1,967	2,041	2,050	2,231	8,289	1,990	2,153
Mission Systems	10,396	2,563	2,641	2,628	3,063	10,895	2,659	2,773
Space Systems	10,570	2,851	2,971	2,953	3,098	11,873	3,149	3,002
Intersegment eliminations	(2,524)	(595)	(672)	(622)	(664)	(2,553)	(634)	(673)
Total	$36,602	$9,301	$9,576	$9,775	$10,638	$39,290	$10,133	$10,218

	SEGMENT OPERATING INCOME[1]
	2022	2023					2024
	Total	Three Months Ended				Total	Three Months Ended
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Mar 31	Jun 30
AS REPORTED[2]
Aeronautics Systems	$1,116	$237	$278	$283	$(1,271)	$(473)	$297	$295
Defense Systems	664	160	166	182	202	710	177	204
Mission Systems	1,618	360	401	386	462	1,609	378	361
Space Systems	1,158	313	283	312	304	1,212	332	324
Intersegment eliminations	(303)	(68)	(76)	(74)	(80)	(298)	(80)	(83)
Total	$4,253	$1,002	$1,052	$1,089	$(383)	$2,760	$1,104	$1,101

REALIGNED[3]
Aeronautics Systems	$1,116	$237	$278	$283	$(1,271)	$(473)	$297	$295
Defense Systems	781	197	207	201	224	829	187	231
Mission Systems	1,618	360	401	386	462	1,609	378	361
Space Systems	1,078	286	252	302	290	1,130	330	304
Intersegment eliminations	(340)	(78)	(86)	(83)	(88)	(335)	(88)	(90)
Total	$4,253	$1,002	$1,052	$1,089	$(383)	$2,760	$1,104	$1,101

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the periods presented reflect the composition of our reportable segments prior to July 1, 2024 as previously disclosed in the company’s filings with the SEC.

3
“Realigned” summary operating results for the periods presented were recast to reflect the realignment of the Strategic Deterrent Systems (SDS) division from Space Systems to Defense Systems effective July 1, 2024 as described in the company’s Form 8-K filed with the SEC on May 16, 2024.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2024 Financial Results	16

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com